Exhibit 99.1

Dated 8/4/17

MEDICAL LASERS MANUFACTURER, INC.,

a Nevada corporation, with offices located at 4400 Route 9 South, Suite 1000,

Freehold, New Jersey 07728

- and –

AOTEX (O.S.) S.A.L.

MASTER EXCLUSIVE DISTRIBUTION AGREEMENT

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CONTENTS

Clause		Page

1	DEFINITIONS AND INTERPRETATION	3

2	APPOINTMENT OF DISTRIBUTOR	6

3	CONSIDERATION	7

4	PRODUCT “DISTRIBUTOR” AND RETAIL PRICES	7

5	PAYMENT TERMS	7

6	RELATIONSHIP OF PARTIES	8

7	WARRANTY, REGULATORY COMPLIANCE	8

8	CONFIDENTIAL INFORMATION	8

9	PERMITTED DISCLOSURE	8

10	NOTIFICATION OF UNAUTHORISED DISCLOSURE	9

11	NOTICE	9

12	NO WAIVER, AMENDMENTS, ETC.	10

13	DURATION	10

14	TERMINATION	10

15	NON-CIRCUMVENTION	11

16	INDEMNIFICATION	11

17	NEW PRODUCTS	12

18	TRAINING OF DISTRIBUTOR	12

19	DELIVERY: TITLE AND RISK OF LOSS	12

20	ENTIRE AGREEMENT	12

21	ARBITRATION	12

22	COUNTERPARTS	13

23	FORCE MAJEURE.	13

24	GOVERNING LAW: CONSENT TO JURISDICTION.	13

EXHIBIT “A”

EXHIBIT “B”

EXHIBIT “C”

EXHIBIT “D”

EXHIBIT “E”

EXHIBIT “F”

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THIS MASTER EXCLUSIVE DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as a deed on August 4, 2017

BETWEEN:

(1)	Medical Lasers Manufacturer, Inc., a Nevada corporation, with offices located at 4400 Route 9 South, Suite 1000, Freehold, New Jersey 07728, represented by its president Mr. Bruce Schoengood, (the “Company”)

(2)	AOTEX (O.S.) S.A.L., a company duly existing under the laws of Lebanon, registered in the commercial registrar of Beirut under the number /1805275/, represented by its CEO Mr. Ali Osman, and having an address at 10th floor, Verdun 732, Beirut, Lebanon, (the “Distributor”)

(each being hereinafter referred to collectively as the "Parties" and, individually, as a "Party").

WHEREAS the Company wishes to market the Products described in Schedule A (the "Products") through the Distributor, it is agreed as follows:

RECITALS:

In consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1	Definitions and interpretation

1.1	In this Agreement:

1.2	“Confidential Information” means:

All information or material that has or could have commercial value or other utility in the business or prospective business of a Party or its Affiliates. Confidential Information also includes all information of which unauthorized disclosure could be detrimental to the interests of a Party or its Affiliates whether or not such information is identified as Confidential Information by a Party. By example and without limitation, Confidential Information includes, but is not limited to, any and all information of the following or similar nature, whether or not reduced to writing: business concepts, customer lists, customer and supplier identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans and business plans, strategies, forecasts, financial information, budgets, software, research papers, projections, procedures, routines, quality control procedures, processes, formulas, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, software applications, data structures, software tools, know-how, formats, plans, sketches, specifications, drawings, models, and any other information or procedures that are treated as or designated secret or confidential by a Party or its customers or potential customers.

1.3	“Affiliate” means:

(a)	in the case of any company:

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(i)	that company’s subsidiary entities from time to time;

(ii)	any holding company of that company and all other subsidiary entities of any such holding company from time to time; and

(iii)	any other person that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with that company; and

(b)	in the case of an individual, means a person which is under his or her Control;

“Control” means:

(a)	In relation to a body corporate, the power of a natural person to directly or indirectly secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(i)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(ii)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate; and

(b)	in relation to an individual, the possession, directly or indirectly through one or more intermediaries, of the power to direct the management, policies or activities of a person, whether by contract, or otherwise;

"Effective Date" means the date first above written;

"Laws" means any laws, rules, regulations, decrees, orders, acts, international agreements or treaties of a government or of any subdivision or agency thereof;

"Notice" has the meaning given to it in Section 11;

“Agreement” means this agreement, the Schedules attached hereto and any documents included by reference, as each may be amended from time to time in accordance with the terms of this Agreement;

“Customer” means any person who purchases or leases Products from Distributor;

“Products” means Goods, Accessories, and Spare Parts;

“Accessories” means the accessories described in Exhibit B attached hereto, and includes any special devices manufactured by Company and used in connection with the operation of the Goods.

Accessories may be deleted from or added to Exhibit B and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective (15) days following the date notice thereof is sent to Distributor;

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“Goods” means those items described in Exhibit A. Goods may be deleted from or added to Exhibit A and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective (15) days following the date notice thereof is sent to Distributor.

“Spare Parts means”: (i) all parts and components of the Goods; (ii) any special devices used in connection with the maintenance or servicing of the Goods. Company warrants that a complete list of Spare Parts is set forth in Exhibit C. Spare parts may be deleted from or added to Exhibit C and their specifications and design may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective (15) days following the date notice thereof is sent to Distributor.

“Territory” means the following geographic areas: Kuwait, Saudi Arabia, United Arab of Emirates, Bahrain, Qatar, Oman, Jordan, Iraq and Syria. During the term of this Agreement, Distributor shall have the first-right-of-refusal at its option to expand the Territory in order to distribute the Products on an exclusive basis in Egypt, Cyprus and Turkey. Company shall give Distributor written notice and the terms under which it intends to permit distribution, or the terms of any offer or request from a third party for rights to distribute, any of the Products in any country not then included in the Territory. Distributor shall accept or reject such offer in writing within (15) days after receipt thereof, and, if Distributor accepts such offer, the Territory shall be appropriately expanded.

“Trademark” means any trademark, logo, service mark or other commercial designation, whether or not registered, used to represent or describe the Products of Company, as set forth in Exhibit D.

“Sub-Distributor” means Affiliate and companies appointed by Distributor to sell and/or lease and distribute the Products in the exclusive Territories;

1.1	For the purposes of this Agreement, a company is a "subsidiary" of another company, its "holding company" if that other company directly or indirectly:

(a)	holds a majority of the voting rights in it; or

(b)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(c)	is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

(d)	or if it is a subsidiary of a company that is itself a subsidiary of that other company and the terms "subsidiaries" and "holding companies" are to be construed accordingly.

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1.2	Save where specifically required or indicated otherwise:

(a)	words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(b)	references to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(c)	references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing; and

(d)	references to "indemnify" and to "indemnifying" any person against any Losses by reference to any matter, event or circumstance includes indemnifying and keeping that person indemnified against all Losses from time to time made, suffered or incurred as a direct or indirect consequence of or which would not have arisen but for that matter, event or circumstance.

1.3	Section headings and the table of contents are inserted for ease of reference only and shall not affect the construction thereof.

2	APPOINTMENT OF DISTRIBUTOR

2.1	Appointment

Company hereby appoints Distributor as Company's master exclusive distributor of Products in the Territory, and Distributor accepts that position.

a.	Company, to the extent that it is legally Permitted to do so, (i) shall not appoint any distributor or agent in the Territory for the Products other than Distributor, (ii) shall not, and shall cause any Affiliate not to, knowingly sell Products to any person other than Distributor or a party designated by Distributor for use or resale within the Territory (except pursuant to any agreement effective at the time this Agreement became applicable to the service so provided), and (iii) shall use its best efforts to prevent any party other than Distributor from seeking customers for the Products in the Territory, from establishing any branch related to the distribution of Products in the Territory, or from maintaining any distribution depot with respect to the Products in the Territory.

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b.	Company, or any Affiliate, sells any Product which is eventually resold in the Territory (other than a sale to Distributor or a party designated by Distributor) and Company, or that Affiliate, had reason to know at the time of its sale of that Product that such resale was likely to occur, Company shall, immediately after the trigger sale (which shall be the resale of the Product in the territory or the sale immediately preceding the use of the Product in the Territory) is contracted, pay to the Distributor 33 % of the price of that Product under this Agreement at the time that the trigger sale was contracted, which payment shall represent the sole remedy to the Distributor in connection with such trigger sale.

c.	Distributor have the right to nominate Affiliated or other companies to sell and/or lease and distribute the Products in the exclusive Territories (“Sub-Distributors”), provided however (i) such Sub-Distributors agree in writing to be bound by the terms of this Agreement; (ii) Distributor shall be responsible for any breaches of this Agreement made by such Sub-Distributor in the same manner as if any such breach made by the Distributor itself.

2.2	Referrals

If Company or any Affiliate is contacted by any party inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Company shall, or shall cause that Affiliate to, refer such party to Distributor for handling.

3	ConsidEration

In consideration of the Company granting the exclusive master exclusive distribution rights identified above, Distributor agrees to achieve Territory benchmarks: Minimum aggregate total sales to Company: first year: sales of $400,000 USD, second year: sales of $875,000 and third year: $1,850,000 USD. If annual sales minimums are not met, the Distributor can lose the exclusivity for that region at the sole discretion of the Company.

4	product “distributor” and retail prices

Subject to the terms and conditions of this Agreement, Company agrees to sell Products and invoice the Distributor at a designated “Distributor Price” (excluding freight, insurance, taxes, tariffs and duty) as set forth in Exhibit E attached hereto. Distributor shall establish the “Retail Price” of the Company’s Products within the designated Territory. Distributor agrees to reasonably consider the advice of Company regarding suggested “Retail Price”

5	payment terms

Distributor will remit to Company the amount of one hundred (100%) percent of the designated Distributor price with all orders sent to Company. Distributor can elect to have clients pay Company directly for the Products, in advance of shipment, in which case, Company will then pay Distributor the difference between the Distributor price and the actual selling price as negotiated by the Distributor. Distributor shall pay Company via bank wire transfer.

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6	Relationship of parties

Distributor is not an employee of Company for any purpose or reason whatsoever, but is an independent contractor. With the exception of investigating customer complaints, neither Company nor Distributor shall have the right to require the other to collect accounts, make adjustments, bind the other or incur debts, obligations or enter into any agreement or contract or commitment on behalf of the other, nor hold itself out as having any right, power or authority to create any such contract or obligation, either expressed or implied, on behalf of, in the name of or binding upon the other, or to pledge the other's credit, or to extend credit in the other's name, without the other party's written consent.

7	warranty, regulatory compliance

Company’s warranty policy as it affects the return and repair of Products under warranty is outlined in Exhibit F. Distributor shall report to Company within (15) days, all violations of any regulatory compliance issues pertaining to Products sold in the Territory.

8	ConfidEntial information

8.1	Each Party (a "Receiving Party") hereby agrees:

8.1.1	to keep any Confidential Information received by it from the other Party (the "Disclosing Party") confidential and not to disclose it to anyone except as provided for by Section 9.1 below;

8.1.2	to ensure that such Confidential Information is protected with security measures and at least the degree of care that would apply to its own confidential information;

8.1.3	to keep confidential and not disclose to anyone the fact that such Confidential Information has been made available to it, or that discussions or negotiations are taking place or have taken place between the Parties in connection with a Proposed Transaction; and

8.1.4	to use such Confidential Information only for the Permitted Purpose.

9	permItTed disclosure

9.1	A Receiving Party may disclose Confidential Information received by it from the Disclosing Party in the following limited circumstances:

9.1.1	to the directors, officers, employees, consultants, contractors, representatives, agents, potential co-investors and advisors of the Receiving Party and of funds advised by the Receiving Party and any such Person of the Receiving Party 's Affiliates, where such persons require the information for the Permitted Purpose and provided always that disclosure shall not be made to such Person unless such Person is under a general professional or employment obligation of confidentiality or has agreed to maintain confidentiality to the same degree as provided herein;

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9.1.2	to the extent necessary to comply with the requirements of any arbitral tribunal, court or other governmental agency having legal authority to require such disclosure, provided that the Receiving Party shall (to the extent permitted by Law) provide the Disclosing Party with reasonable advance notice of such disclosure in order to allow the Disclosing Party to seek a protective order in respect thereof; or

9.1.3	with the Disclosing Party's prior written consent.

9.2	Notwithstanding Sections 8 and 9.1, the Parties acknowledge that Confidential Information shall not include information that:

9.2.1	is or becomes generally available to the public (other than as a result of a disclosure by the Receiving Party or otherwise in violation of the terms of this Agreement);

9.2.2	was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by or on behalf of the Disclosing Party; or

9.2.3	becomes available to the Receiving Party from a Person or a source that is not bound by a confidentiality undertaking with respect to such information or otherwise prohibited from transferring such information to the Receiving Party.

10	notification of unauthorised disclosure

Each Party agrees to inform the other Party of the full circumstances as soon as reasonably practicable upon becoming aware that Confidential Information has been disclosed to a Person in breach of this Agreement.

11	notice

11.1	Save as otherwise provided in this Agreement, any notice, demand or other communication ("Notice") to be given by any Party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the Party giving it. Any Notice shall be served by delivering it by hand or by an internationally recognized courier company to the address set out in Section 11.2 (with a copy to be delivered by email to the specified email address but which shall not constitute Notice) and in each case marked for the attention of the relevant Party set out in Section 11.2 (or as otherwise notified from time to time in accordance with the provisions of this Section Error! Reference source not found.). Any Notice so served shall be deemed to have been duly given when delivered, provided that in each case where delivery occurs after 6pm on a Business Day or on a day which is not a business day in the place of receipt service shall be deemed to occur at 9am on the next following business day.

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11.2	The contract details of the Parties for the purpose of Section 11.1 are as follows:

Company:

Address:	4400 U.S. 9 South, Suite 1000, Freehold, NJ 07728
Email:	bruce@medifirstsolutions.com
For the attention of:	Mr. Bruce Schoengood

Distributor:

Address:	10th floor, Verdun 732, Beirut, Lebanon P.O.
Box:112016
Email:
For the attention of:	Mr. Ali Osman

12	No waiver, amendments, etc.

No failure or delay by a Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this Agreement. The terms of this Agreement and the obligations of the Parties hereunder may only be amended or modified by written agreement between the Parties.

13	Duration

13.1	The initial term of this Agreement shall be from the Effective Date of this Agreement for duration of three (3) years.

13.2	This Agreement shall automatically renew for additional three (3) years and in each (3) years period thereafter in a minimum increase in sales of 15 percent (15%) per year or accumulative equivalent or a year by year ten percent (15%) increase is achieved by the end of the initial term of this Agreement and each three (3) year period thereafter.

14	Termination

This Agreement may be terminated by mutual agreement or for cause upon ninety (90) days written notice of the party seeking termination hereof. Cause shall be the occurrence of any of the following:

14.1	An uncured material breach under this Agreement. Upon discovery of a material breach, the non-breaching party shall immediately notify the party committing the breach, in writing, of the breach and the demand to cure or remedy the breach. The breaching party’s failure to cure or remedy will in and of itself constitute a material breach.

14.2	The occurrence of any of the following:

14.2.1	if Distributor fails to perform any material obligation or materially fails to perform any obligation under this Agreement;

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14.2.2	if Distributor becomes insolvent or admits in writing its inability to pay its debts as they mature; and

14.2.3	if Distributor fails to achieve the minimum purchases set forth in Section 3 under this Agreement.

15	non-circumvention

The Company understands and agrees that for the entire duration of this Agreement plus an additional three (3) years after this Agreement expires or is otherwise terminated, unless terminated for “Cause” as defined in Section 14 under this Agreement, that it shall not, directly or indirectly circumvent the Distributor to market, sell or distribute (or to assist any other parties to manufacture, market, sell or distribute) in the Exclusive Territories. Any violation of this Section shall be deemed to be an attempt to circumvent this Agreement and the Company shall be liable to the Distributor for any reasonable and demonstrable damages.

The Company and/or its Affiliates shall not contract, deal with or otherwise become involved in any transaction with any corporation, partnership, individual, bank, trust or lending institution, without the prior written consent of the Distributor.  Any violation of this Section shall be deemed to be an attempt to circumvent this Agreement and the Company shall be liable to the Distributor for any reasonable and demonstrable damages.

The Distributor and/or its Affiliates shall not sell, market or distribute any competitive medical device lasers that are marketed for similar usage and pain relief. Any violation of this Section shall be deemed to be an attempt to circumvent this Agreement and Distributor shall be liable to the Company for any reasonable and demonstrable damages.

16	Indemnification

The Company shall indemnify, hold harmless the Distributor, its agents, successors and or assigns, employees, shareholders, directors, officers and/ or affiliates from and against all liabilities, loss, damage, costs, and expenses including reasonable attorney’s fees and cost resulting from and all causes of action, suits, claims, demands, liabilities, and/or judgments of any nature whatsoever, arising out of, resulting from and/or relating to any injury, damage to property or person arising out of and/or resulting from the manufacture of the Products by the Company and brought against the Distributor solely because of the sale and/or lease of the Products by the Distributor under this Agreement.

The Distributor shall indemnify, hold harmless the Company, its agents, successors and or assigns, employees, shareholders, directors, officers and/ or affiliates from and against all liabilities, loss, damage, costs, and expenses including reasonable attorney’s fees and cost resulting from and all causes of action, suits, claims, demands, liabilities, and/or judgments of any nature whatsoever, arising out of, resulting from and/or relating to any injury, damage to property or person arising out of and/or resulting from the misuse or incorrect use and/or not adhering to all safety procedures and regulations of the Products by the Distributor and any of its Clients and brought against the Company.

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17	new products

If Company or any Affiliate now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Company shall immediately notify, or cause such Affiliate to notify, Distributor of that fact and of all details concerning that product. Company shall automatically grant, or shall cause the subject Affiliate to automatically grant, such distribution negotiation rights to Distributor on terms and conditions as mutually agreed to.

18	training of distributor

As promptly as practicable after execution of the Agreement, Company shall transmit to Distributor information, materials, manuals and other technical documents necessary to enable Distributor to perform its obligations under this Agreement and, in particular, to carry out the warranty repairs pursuant of this Agreement. Throughout the term of this Agreement and any extension thereof, Company shall continue to give Distributor such technical assistance as Distributor may reasonably request. Distributor shall reimburse Company for all reasonable out-of-pocket expenses incurred by Company in providing technical assistance.

19	delivery: title and risk of loss

All deliveries of Products sold by Company to Distributor pursuant to this Agreement shall be made F.O.B. the Delivery Point, and title to and risk of loss of Products shall pass from Company to Distributor at the Delivery Point. Distributor shall be responsible for arranging all transportation of Products, but if requested by Distributor, Company shall, at Distributor's expense, assist Distributor in making such arrangements. Distributor shall also procure insurance for the transportation of the Products, and such insurance shall be of a kind and on terms current at the port of shipment. In the event that Company is requested to assist Distributor in arranging for transportation, Distributor shall reimburse Company for all costs applicable to the Products following their delivery to Distributor, including, without limitation, insurance, transportation, loading and unloading, handling and storage. Distributor shall pay all charges, including customs duty and sales tax, incurred with respect to the Products following their Delivery to the carrier or forwarder.

20	ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties and there are no commitments, agreements, or understandings between the parties other than those expressly set forth herein. This agreement shall not be altered, waived, modified, or amended except in writing signed by the parties hereto and notarized.

21	ARBITRATION

Any controversy or claim arising out of or relating to this contract or the breach thereof shall be settled by arbitration to be held in Manhattan, New York, U.S.A, in accordance with the law in this jurisdiction, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

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22	Counterparts

This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.

23	Force Majeure.

No Party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such Party. Such acts include but shall not be limited to acts of God, war, riot, labor stoppages, governmental actions, fires, floods, epidemics and earthquakes.

24	Governing Law: Consent to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state or federal courts in the State of New York.

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IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their respective duly authorized representatives on the date first written above.

Distributor	Company
AOTEX (O.S.) S.A.L	MEDICAL LASERS MANUFACTURER

By:	By:
Name: Ali Osman	Name: Bruce Schoengood
Title: Chief Executive Officer	Title: Chief Executive Officer

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